As filed with the United States Securities and Exchange Commission on October 21, 2009

Registration No. 333-162051

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1
to

FORM S-3

Registration Statement Under the Securities Act of 1933

CIMAREX ENERGY CO. *

(Exact name of registrant as specified in its charter)

Delaware	45-0466694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 1800
Denver, Colorado  80203-4518
(303) 295-3995
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul Korus
Cimarex Energy Co.
1700 Lincoln Street, Suite 1800
Denver, Colorado  80203-4518
(303) 295-3995
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Martha D. Rehm Holme Roberts & Owen LLP 1700 Lincoln Street, Suite 4100 Denver, Colorado 80203 (303) 861-7000	Thomas A. Richardson Cimarex Energy Co. 1700 Lincoln Street, Suite 1800 Denver, Colorado 80203-4518 (303) 295-3995

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

*                 Includes certain subsidiaries of Cimarex Energy Co. identified on the following page, which may be guarantors of some or all of the debt securities registered hereunder and, as such, have been listed as co-registrants for the purpose of providing guarantees, if any.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter (1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Brock Gas Systems & Equipment, Inc.	Texas	84-1438790
Cimarex Energy Co. of Colorado	Texas	75-1074365
ConMag Energy Corporation	Texas	20-8596953
Hunter Gas Gathering, Inc.	Texas	73-1222501
Key Production Company, Inc.	Delaware	84-1089744
Magnum Hunter Production, Inc.	Texas	75-2589131
Oklahoma Gas Processing, Inc.	Delaware	73-1566476
PEC (Delaware), Inc.	Delaware	73-1567808
Pintail Energy, Inc.	Delaware	01-0615093
Prize Energy Resources, L.P.	Delaware	73-1565425
Prize Operating Company	Delaware	73-1565426

(1)          The address for each registrant guarantor is 1700 Lincoln Street, Suite 1800, Denver, Colorado  80203-4518, telephone (303) 295-3995.

Explanatory Note

This post-effective amendment to the Registration Statement on Form S-3 (Registration No. 333-162051) of Cimarex Energy Co. (the “Registration Statement”) is being filed for the purposes of (i) adding the following companies as co-registrants:

Brock Gas Systems & Equipment, Inc., a Texas corporation;

Cimarex Energy Co. of Colorado, a Texas corporation;

ConMag Energy Corporation, a Texas corporation;

Hunter Gas Gathering, Inc., a Texas corporation;

Key Production Company, Inc., a Delaware corporation;

Magnum Hunter Production, Inc., a Texas corporation;

Oklahoma Gas Processing, Inc., a Delaware corporation;

PEC (Delaware), Inc., a Delaware corporation;

Pintail Energy, Inc., a Delaware corporation;

Prize Energy Resources, L.P., a Delaware limited partnership; and

Prize Operating Company, a Delaware corporation;

and (ii) filing an additional exhibit to the Registration Statement.  The co-registrants are subsidiaries of Cimarex Energy Co. and may potentially be guarantors of some or all of the debt securities with respect to which offers and sales are registered under this Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits

The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
4.1	Amended and Restated Certificate of Incorporation of Cimarex Energy Co. (filed as Exhibit 3.1 to Registrant’s Form 8-K (file no. 001-31446) dated June 7, 2005, and incorporated herein by reference).
4.2	Amended and Restated By-laws of Cimarex Energy Co. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated September 20, 2007 and incorporated herein by reference).
4.3

Specimen Certificate of Cimarex Energy Co. common stock (filed as Exhibit 4.1 to Amendment No. 1 to Registration Statement on Form S-4 dated July 2, 2002 (Registration No. 333-87948) and incorporated herein by reference).

4.4

Rights Agreement, dated as of February 23, 2002, by and between Cimarex Energy Co. and UMB Bank, N.A. (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-4 (Registration No. 333-87948) dated May 9, 2002, and incorporated herein by reference).

4.5	Form of Certificate of Designation.*
4.6	Form of Indenture by and among Cimarex Energy Co. and U.S. Bank National Association, as trustee.***
4.7	Form of Debt Security.*
4.8	Form of Warrant Agreement.*
4.9	Form of Warrant Certificate.*
5.1	Opinion of Holme Roberts & Owen LLP relating to the validity of the securities being registered.***
12.1	Computation of ratio of earnings to fixed charges.***
23.1	Consent of KPMG LLP.***
23.2	Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1).***
23.3	Consent of DeGolyer and MacNaughton.***
24.1	Powers of Attorney for Cimarex Energy Co.***
24.2	Powers of Attorney for Co-Registrants**
25.1	Form T-1 Statement of Eligibility of Trustee.***

*                                 To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**                          Filed herewith.

***                   Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver and State of Colorado, on October 20, 2009.

CIMAREX ENERGY CO.

By:	/s/ Paul Korus
Paul Korus
Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Director, Chairman, President and Chief Executive Officer	October 20, 2009
F.H. Merelli	(Principal Executive Officer)

/s/ Paul Korus	Vice President, Chief Financial Officer and Treasurer	October 20, 2009
Paul Korus	(Principal Financial Officer)

*	Vice President, Chief Accounting Officer and Controller	October 20, 2009
James H. Shonsey	(Principal Accounting Officer)

*	Director	October 20, 2009
Jerry Box

*	Director	October 20, 2009
Hans Helmerich

*	Director	October 20, 2009
David A. Hentschel

*	Director	October 20, 2009
Paul D. Holleman

*	Director	October 20, 2009
Harold R. Logan, Jr.

Signature	Title	Date

*	Director	October 20, 2009
Monroe W. Robertson

*	Director	October 20, 2009
Michael J. Sullivan

*	Director	October 20, 2009
L. Paul Teague

*By:	/s/ Paul Korus
Paul Korus, attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the undersigned additional registrant guarantors certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver and State of Colorado, on October 20, 2009.

BROCK GAS SYSTEMS & EQUIPMENT, INC.
CIMAREX ENERGY CO. OF COLORADO
CONMAG ENERGY CORPORATION
HUNTER GAS GATHERING, INC.
KEY PRODUCTION COMPANY, INC.
MAGNUM HUNTER PRODUCTION, INC.
OKLAHOMA GAS PROCESSING, INC.
PEC (DELAWARE), INC.
PINTAIL ENERGY, INC.
PRIZE OPERATING COMPANY

By:	/s/ Paul Korus
Paul Korus
Vice President, Chief Financial Officer and Treasurer

PRIZE ENERGY RESOURCES, L.P. By: Prize Operating Company, its general partner

By:	/s/ Paul Korus
Paul Korus
Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman, President and Chief Executive Officer and Director	October 20, 2009
F.H. Merelli

/s/ Paul Korus	Vice President, Chief Financial Officer and Treasurer and Director	October 20, 2009
Paul Korus

*	Senior Vice President — Business Development and Land and Director	October 20, 2009
Stephen P. Bell

*By:	/s/ Paul Korus
Paul Korus, attorney-in-fact